SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                             September 7, 2006

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas	76119
(Address of Principal Executive Offices)	(Zip Code)

(817) 496-4414
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2006, H.W. Markwardt notified Tandy Leather Factory, Inc. of his resignation from the Company’s Board of Directors, effective immediately. Mr. Markwardt’s resignation was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 7, 2006	BY: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
And Chief Executive Officer